TEMPLETON EMERGING MARKETS INCOME FUND, INC.
                            SHARE REPURCHASE PROGRAM
                             FROM 9/1/99 TO 8/31/00

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

                                                                                            CLOSING                      DISCOUNT %
                                                                                          MARKET VALUE    NET ASSET      OF MARKET
                                              DATE                             COST PER      AS OF       VALUE AS OF      TO NET
                                            REPURCHASED    SHARES   TOTAL COST   SHARE    TRADE DATE     TRADE DATE     ASSET VALUE
-----------------------------------------------------------------------------------------------------------------------------------
Shares Repurchased during the period:/1/
                                            06/23/2000     45,300    $461,077   $10.18      $10.13        $12.07             16%
                                            06/26/2000     30,000     304,500    10.15       10.06         12.07             17%
                                            06/30/2000     50,000     501,250    10.03       10.00         11.85             16%
                                            07/03/2000     10,000     101,500    10.15       10.06         11.91             16%
                                            07/07/2000     39,400     400,509    10.17       10.31         11.97             14%
                                            07/10/2000      3,100      31,853    10.28       10.38         11.99             13%
                                            07/14/2000     20,000     210,500    10.53       10.63         12.05             12%
                                            07/17/2000     37,400     400,184    10.70       10.69         12.04             11%
                                            07/21/2000     51,300     549,095    10.70       10.63         12.09             12%
                                            07/24/2000     48,700     512,568    10.53       10.50         12.11             13%
                                            07/31/2000     13,600     139,740    10.28       10.44         12.16             14%
                                                         ---------  ----------
Total shares repurchased for current
 period:                                                  348,800   3,612,774
                                                        ----------  ----------
Total shares repurchased since inception:                 348,800  $3,612,774

Percentage of shares repurchased since
inception of the repurchase program:      0.7%


1. Inception date of repurchase plan is 5/17/00

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